Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Report”) of Granahan McCourt Acquisition Corporation. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, David C. McCourt, President, Chief Executive Officer and Chairman of the Registrant, hereby certify, to the best of my knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 14, 2007	/s/ David C. McCourt
President, Chief Executive Officer and Chairman
(principal executive officer)